Form N-SAR, Sub-Item 77q1(e)
Any new or amended investment advisory contracts


Nuveen Investment Trust
333-03715, 811-07619


We hereby incorporate by reference the form of the new Investment Management Agreement and the form of new Sub-Advisory Agreements filed in Proxy materials in the SEC filing on August
29, 2007, under Conformed Submission Type DEF
14A, accession number 0000950137-07-013172.


ltr77q1einvestment.txt